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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 2002

                        AMERICAN MEDIA OPERATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


                1-11112                                   99-2094424
        (Commission File Number)              (IRS Employer Identification No.)


                            190 Congress Park Drive,
                     Suite 200, Delray Beach, Florida 33445
          (Address of principal executive offices, including ZIP code)

                                 (561) 997-7733
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (former name or former address, if changed since last report)


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Item 5. Other Information

          On February 5, 2002, American Media Operations, Inc. (the "Company") announced that it intends to issue approximately $150 million in aggregate principal amount of its 10 1/4% Series B Senior Subordinated Notes due 2009. The notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 and to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933. Filed herewith as an exhibit is the press release issued by the Company in accordance with Rule 135(c) under the Securities Act of 1933 and certain information that will be disclosed by the Company in connection with the offering.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  EXHIBITS.

         99.1 Certain information that will be disclosed by the Company in connection with a proposed private placement of 10 1/4% Series B Senior Subordinated Notes due 2009.

         99.2       Rule 135(c) Press Release






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2002

                                                American Media Operations, Inc.
                                                (Registrant)


                                                By: /s/ JOHN A. MILEY
                                                    ----------------------
                                                Executive Vice President
                                                and Chief Financial Officer



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                                  EXHIBIT INDEX



EXHIBIT                                     DESCRIPTION
  NO.                                       -----------
-------

99.1 Certain information that will be disclosed by the Company in connection with a private placement of 10 1/4% Series B Senior Subordinated Notes due 2009.

99.2                                Rule 135(c) Press Release